UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 27, 2013

APPLE REIT SEVEN, INC.

(Exact Name of Registrant as Specified in Its Charter)

VIRGINIA

(State or Other Jurisdiction of Incorporation)

000-52585	20-2879175
(Commission File Number)	(IRS Employer Identification No.)

814 East Main Street Richmond, VA	23219
(Address of Principal Executive Offices)	(Zip Code)

(804) 344-8121

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Apple REIT Seven, Inc. (the “Company”) announced today that its board of directors has authorized the evaluation of a potential consolidation transaction in which the Company, Apple REIT Eight, Inc. and Apple REIT Nine, Inc. would be combined. The Company’s board of directors has designated a special committee consisting of two non-management directors to evaluate the potential consolidation transaction. The special committee has retained Merrill Lynch, Pierce, Fenner & Smith Incorporated as its financial advisor to assist the special committee in its evaluation of the potential consolidation transaction.

The Company also announced today that its dividend reinvestment and share redemption programs have been suspended in view of the evaluation of a potential consolidation transaction.

The Company has not made a decision to pursue any particular transaction, and there can be no assurance that the evaluation of a potential consolidation transaction will result in such transaction being accomplished, or that the potential consolidation transaction or any other strategic alternative will be pursued. The Company has not set a timetable for completion of the evaluation process, and it does not expect to comment further unless and until its board of directors has approved a specific transaction, or it otherwise deems further disclosure is appropriate or required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Seven, Inc.

Date: June 27, 2013	By:	/s/ Glade M. Knight
Glade M. Knight
Chief Executive Officer